SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ----------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           AAMES FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                                  95-4340340
(State of Incorporation or Organization)                (IRS Employer
                                                       Identification No.)


350 SOUTH GRAND AVENUE, 52ND FLOOR, LOS ANGELES, CALIFORNIA 90071
(Address of Principal Executive Offices)                 (ZIP Code)




If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to
12(b) of the Exchange Act and is                Section 12(g) of the Exchange
effective pursuant to General                   Act and is effective pursuant
Instruction A.(c), please check the             to General Instruction A.(d),
following box. [_X_]                            please check the following
               -----                            box. [  ]



SECURITIES ACT REGISTRATION  STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
          333-85241        .
                                                       (if applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         Title of Each Class                   Name of Each Exchange on Which
          TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED

Series C Convertible Preferred Stock, par value $0.001 per share New York Stock
                                                                 Exchange


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None


                                     Page 1
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      For a description of the Series C Convertible Preferred Stock being registered, reference is made to the section entitled "Description of the Series C Convertible Preferred Stock" included on pages 24 through 26 of the Prospectus (the "Prospectus") contained in the Registrant's Registration Statement on Form S-3, File No. 333-85241, filed with the Securities and Exchange Commission on August 13, 1999, as amended (the "Registration Statement").


 ITEM 2.  EXHIBITS.

 The following exhibits are filed as a part of this Registration Statement

1. Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997, filed with the Commission on September 29, 1997).

2. By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997, filed with the Commission on September 29, 1997).

3. Certificate of Designations of Series C Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 1998, filed with the Commission on February 22, 1999).


                                     Page 2
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:     September 3, 1999

                                         AAMES FINANCIAL CORPORATION



                                         By:  /s/ BARBARA S. POLSKY
                                            ------------------------------------
                                              Barbara S. Polsky
                                              Executive Vice President,
                                              Secretary and General Counsel